United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 27, 2004

Date of Earliest Event Reported: May 13, 2004

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Introduction

On May 28, 2004, Shuffle Master, Inc. (the “Company”) filed a Current Report on Form 8-K dated May 13, 2004, disclosing its acquisition of CARD Casinos Austria Research & Development GmbH & Co K (“CARD”).

On July 27, 2004, the Company filed Amendment No. 1 to its Current Report dated May 13, 2004 to include the audited financial statements of CARD required by Item 7(a) and the pro forma financial statements required by Item 7(b).  The pro forma combined statement of income for the six months ended April 30, 2004 included inadvertent typographical errors.  As such, the Company is filing this Amendment No. 2 to its Current Report dated May 13, 2004,  to correct and replace the pro forma financial statements previously filed. The remainder of Amendment No. 1 to the Current Report on Form 8-K/A remains as filed on July 27, 2004.

Item 7. Financial Statements and Exhibits

(b)   Pro Forma Financial Information

•      Unaudited pro forma combined balance sheet as of April 30, 2004.

•      Unaudited pro forma combined statement of income for the year ended October 31, 2003.

•      Unaudited pro forma combined statement of income for the six month period ended April 30, 2004.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On May 13, 2004, Shuffle Master, Inc. and its subsidiaries (“Shuffle Master” or the “Company”) acquired a 100% ownership interest in CARD Casinos Austria Research & Development GmbH & Co KG and its subsidiaries (“CARD”) from Casinos Austria AG and its affiliate.  The purchase price, paid at closing, consisted of a Euro-denominated cash payment of €25,935,000 and the issuance of 767,076 shares of the Company’s common stock.  The cash payment was funded with a partial use of proceeds from the Company’s $150,000,000 issuance, in April 2004, of contingent convertible senior notes.  The acquisition is being accounted for using the purchase method of accounting.

The following unaudited pro forma combined financial statements have been prepared from the historical financial statements of Shuffle Master and CARD.  The operations of CARD for the 12 month period ended September 30, 2003 have been combined with Shuffle Master’s operations for the fiscal year ended October 31, 2003 and the operations of CARD for the six month period ended March 31, 2004 have been combined with Shuffle Master’s operations for the six month period ended April 30, 2004.  The pro forma combined statements of income give effect to the combination as if it had occurred on November 1, 2002. The pro forma combined balance sheet gives effect to the combination as if it had occurred on April 30, 2004. The pro forma adjustments are described in the accompanying notes presented on the following pages.

Under the purchase method of accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their relative fair values, with the excess recorded as goodwill.  These unaudited pro forma combined financial statements reflect preliminary estimates of the fair values of the purchase price, assets acquired and liabilities assumed.  The Company is currently reviewing these preliminary estimates, including valuation studies for intangible assets, and evaluating its integration plans.  The final determination of the purchase price allocation may differ from the amounts assumed in these unaudited pro forma combined financial statements.  There can be no assurances given that any adjustments will not be material.

The unaudited pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations would have been if the combination had occurred on the above-mentioned dates. Additionally, they are not indicative of future results of operations or financial position and do not reflect any synergies or other changes that may occur as a result of the acquisition.  The unaudited pro forma combined financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended October 31, 2003, included as exhibit 99.1 to its Current Report dated April 15, 2004; the Company’s unaudited condensed consolidated financial statements for the six month period ended April 30, 2004 included in its Quarterly Report for the quarter ended April 30, 2004; and CARD’s audited financial statements for the year ended December 31, 2003, included as Exhibit 99.1 herein.

PRO FORMA COMBINED BALANCE SHEET

(Unaudited, in thousands)

	April 30, 2004	March 31, 2004			April 30, 2004
	Shuffle Master, Inc.	CARD	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current assets:
Cash and cash equivalents	$57,472	$589	$(31,421	)(a)	$26,640
Investments	27,214	—	—		27,214
Accounts receivable, net	8,989	670	—		9,659
Investment in sales-type leases, net	3,110	—	—		3,110
Inventories	5,465	1,105	—		6,570
Prepaid income taxes	10,361	—	—		10,361
Deferred income taxes	781	104	338	(a)	1,223
Other current assets	829	204	—		1,033
Total current assets	114,221	2,672	(31,083)		85,810
Investment in sales-type leases, net	5,123	—	—		5,123
Products leased and held for lease, net	4,907	—	—		4,907
Property and equipment, net	1,644	340	—		1,984
Intangible assets, net	21,948	24	27,321	(a)	49,293
Goodwill, net	3,664	—	28,464	(a)	32,128
Deferred income taxes	—	131	—		131
Other assets	7,548	16	(651	)(a)	6,913
Total assets	$159,055	$3,183	$24,051		$186,289

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,001	$961	$—		$3,962
Accrued liabilities	3,549	396	995	(a)	4,940
Customer deposits and unearned revenue	2,255	299	—		2,554
Note payable and current portion of long-term liabilities	4,105	—	—		4,105
Total current liabilities	12,910	1,656	995		15,561
Long-term liabilities, net of current portion	157,866	26	—		157,892
Deferred income taxes	141	—	—		141
Total liabilities	170,917	1,682	995		173,594
Contingencies
Common stock, subject to put right			24,557	(a)	24,557
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	229	1,198	(1,198	)(b)	229
Additional paid-in capital	—	—	—		—
Retained earnings (deficit)	(12,091)	303	(303	)(b)	(12,091)
Total shareholders’ equity (deficit)	(11,862)	1,501	(1,501)		(11,862)
Total liabilities and shareholders’ equity	$159,055	$3,183	$24,051		$186,289

See notes to unaudited pro forma combined financial statements

PRO FORMA COMBINED STATEMENT OF INCOME
(Unaudited, in thousands, except per share amounts)

	Six Month Period Ended
	April 30, 2004	March 31, 2004			April 30, 2004
	Shuffle Master, Inc.	CARD	Pro Forma Adjustments		Pro Forma Combined

Revenue:
Utility products leases	$9,352	$—	$—		$9,352
Utility products sales and service	9,109	4,316	—		13,425
Entertainment products leases and royalties	11,155	—	—		11,155
Entertainment products sales and service	6,080	—	—		6,080
Other	69	—	—		69
Total revenue	35,765	4,316	—		40,081

Costs and expenses:
Cost of leases and royalties	3,428	—	—		3,428
Cost of sales and service	3,411	2,088	451	(c)	5,950
Selling, general and administrative	10,513	2,599	34	(c)	13,146
Research and development	2,930	224	—		3,154
Total costs and expenses	20,282	4,911	485		25,678

Income (loss) from operations	15,483	(595)	(485)		14,403
Other expense	(492)	(15)	(205	)(d)	(712)
Income (loss) from continuing operations before tax	14,991	(610)	(690)		13,691
Provision for income tax expense (benefit)	5,247	(220)	(249	)(e)	4,778
Income (loss) from continuing operations	9,744	(390)	(441)		8,913

Basic earnings per share from continuing operations	$0.39				$0.35
Diluted earnings per share from continuing operations	$0.38				$0.34

Weighted average shares outstanding:
Basic	24,827		767		25,594
Diluted	25,710		767		26,477

See notes to unaudited pro forma combined financial statements

	Year Ended
	October 31, 2003	September 30, 2003			October 31, 2003
	Shuffle Master, Inc.	CARD	Pro Forma Adjustments		Pro Forma Combined

Revenue:
Utility products leases	$17,599	$—	$—		$17,599
Utility products sales and service	15,493	7,168	—		22,661
Entertainment products leases and royalties	21,028	—	—		21,028
Entertainment products sales and service	4,123	—	—		4,123
Other	108	—	—		108
Total revenue	58,351	7,168	—		65,519

Costs and expenses:
Cost of leases and royalties	6,539	—	—		6,539
Cost of sales and service	5,060	3,446	917	(c)	9,423
Selling, general and administrative	15,788	2,084	67	(c)	17,939
Research and development	4,183	695	—		4,878
Total costs and expenses	31,570	6,225	984		38,779

Income from operations	26,781	943	(984)		26,740
Other income (expense)	256	21	(434	)(d)	(157)
Income from continuing operations before tax	27,037	964	(1,418)		26,583
Provision for income taxes	9,458	360	(530	)(e)	9,288
Income from continuing operations	17,579	604	(888)		17,295

Basic earnings per share from continuing operations	$0.70				$0.67
Diluted earnings per share from continuing operations	$0.68				$0.65

Weighted average shares outstanding:
Basic	25,085		767		25,852
Diluted	25,775		767		26,542

See notes to unaudited pro forma combined financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(Unaudited, in thousands except shares)

(a)          Adjustment to record the acquisition of CARD and the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed.

The acquisition is being accounted for using the purchase method of accounting.  Consideration to the seller consists of a Euro-denominated cash payment of € 25,935 and the issuance of 767,076 shares of the Company’s common stock.  The Company is required to register the shares by November 17, 2004.  Prior to the effective registration of the stock, Casinos Austria has the right to require the Company to purchase back the 767,076 shares at an aggregate purchase price of € 15,813,000.  The pro forma balance sheet classification of these shares assumed that an effective registration has not yet occurred.  Once registered, the amount will be reclassified as equity and Casinos Austria’s right to require the Company to repurchase the shares will terminate.  In addition, the Company estimates its total direct acquisition costs, consisting primarily of legal and due diligence fees, to be approximately $1,284.  Of this amount, $651 was incurred prior April 30, 2004 and was capitalized as other assets.  The estimated total purchase price is comprised of the following:

Cash	$30,788
Common stock of Shuffle Master, Inc.	24,557
Other direct acquisition costs	1,284
Total purchase price	$56,629

The preliminary pro forma allocation of the purchase price, which is subject to change based on a final valuation of the assets acquired and liabilities assumed and management’s evaluation of its integration plans, is comprised of the following:

Historical book value of CARD net assets as of March 31, 2004	$1,501
Estimated fair value adjustments relating to:
Deferred income taxes	338
Intangible assets, average life of 7 years	27,321
Goodwill	28,464
Accrued liabilities	(995)
$56,629

Intangible assets relate primarily to acquired products and their related intellectual property, primarily the one2six shuffler and the Easy Chipper chip sorting machine, and a trademark.  The values assigned to acquired products will be amortized over their estimated useful lives on a pro rata basis to the associated revenues.  The trademark will be amortized over its estimated useful life using the straight-line method.

Accrued liabilities is comprised of vendor related obligations of $636 and an obligation to the seller to provide up to $359 of product at no charge.  The deferred tax asset of $338 reflects the timing difference for book and tax purposes of these accrued liabilities.

(b)   Adjustment to eliminate the historical equity of CARD.

(c)   Adjustment to record amortization of intangible assets based on the method described above assuming these assets were acquired on November 1, 2002.

(d)   In April 2004, the Company issued $150,000 of contingent convertible senior notes due 2024 (the “Notes”) through a private placement under Rule 144A of the Securities Act of 1933.  The Notes are unsecured and bear interest at a fixed rate of 1.25% per annum.  The Company used $30,788 of the proceeds from the issuance of the Notes to fund the cash component of the CARD purchase price.  The pro forma adjustment reflects a pro rata allocation of interest expense and amortization of debt issuance costs assuming the Notes had been issued on November 1, 2002.

(e)   Adjustment to record the tax effect of intangible asset amortization and interest expense based on CARD’s historical effective tax rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: July 27, 2004

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer